UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2019

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment; Director Resignation
On May 22, 2019, the Board of Directors (the “Board”) of comScore, Inc. (the “Company”), on the recommendation of its Nominating and Governance Committee, appointed John K. Martin Jr. as a Class III director, effective immediately. The Board also appointed Mr. Martin as Chairman of its Finance Committee to assist the Company with its financing efforts.
Mr. Martin will be compensated in accordance with the Company’s director compensation program, which provides for, among other things, an annual cash retainer of $30,000 and annual equity grant valued at $250,000. In addition, Mr. Martin was granted 9,662 deferred restricted stock units (“RSUs”) as compensation for his service as Finance Committee Chairman, with such RSUs to vest on the earlier of May 23, 2020 or a change in control of the Company.
In connection with his appointment, Mr. Martin will enter into the Company’s form indemnification agreement for directors and executive officers. The indemnification agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.
There are no arrangements or understandings between Mr. Martin and any other person pursuant to which he was selected as a director.
Mr. Martin replaces Robert Norman, who notified the Company of his resignation as a Class III director on May 22, 2019, effective immediately. Mr. Norman’s resignation was not because of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices. Following his resignation from the Board, Mr. Norman transitioned to a strategic consultant for the Board and the Company.
In light of Mr. Norman’s decision to resign, he will not stand for election at the Company’s 2019 annual meeting of stockholders, which is scheduled to be held on June 10, 2019 (the “2019 Annual Meeting”). The Board nominated Mr. Martin to be a substitute nominee for election at the 2019 Annual Meeting in place of Mr. Norman. Additional information regarding Mr. Martin and his proposed election as a director at the 2019 Annual Meeting will be provided in a supplement to the Company’s Proxy Statement that will be filed with the Securities and Exchange Commission.
The Company’s press release announcing these events is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.
Officer Resignation
On May 29, 2019, Kathryn Bachmann resigned as Chief Operating Officer of the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 23, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: May 29, 2019